Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001 relating to the financial statements of Glen Rock State Bank, which is included in Community Banks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.




Beard Miller Company LLP

Reading, Pennsylvania
June 27, 2003